EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-50260 of Beacon Power Corporation on Form S-8 of our report dated February 18, 2005 appearing in this Annual Report on Form 10-K of Beacon Power Corporation for the year ended December 31, 2004.

/s/ Miller Wachman, LLP

Boston, MA
March 28, 2005